U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-KSB/A

(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL
YEAR ENDED AUGUST 31, 1998

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR
15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE
TRANSITION PERIOD FROM ______________ TO
______________

COMMISSION FILE NUMBER: 33-68570

BETTING, INC. (1)
(Exact name of registrant as specified in its charter)

Missouri (2)
                                        43-1239043
(State or jurisdiction of  incorporation
                                        (I.R.S.
Employer
                             or organization)

                                   Identification
No.)

31310 Eaglehaven Center, Suite 10, Rancho Palos
Verdes, California   90275
                              (Address of principal
executive offices)
                                       (Zip Code)

Registrant's telephone number:  (310) 541-4393

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 Par Value; Class A
Warrants

Indicate by check mark whether the registrant (1)
has
filed all reports required to be filed by Section 13
or 15(d) of the Securities Exchange Act of 1934
during the preceding 12 months (or for such shorter
period that the registrant was required to file such
reports), and (2) been subject to such filing
requirements for the past 90 days.  Yes  No    X  .

          Indicate by check mark if disclosure of
delinquent filers pursuant to Item 405 of Regulation
S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form
10-KSB or any amendment to this Form 10-KSB [  ].

The aggregate market value of the voting stock held by non-affiliates of the registrant as of August 31, 1998: Common Stock, par value $0.01 per share --
$1,785,000. As of August 31, 1998, the registrant had 14,284,234 shares of common stock issued and outstanding.

(1) Effective on June 4, 1999, the name was changed to eConnect.

(2) Effective on June 1, 1999, the jurisdiction of organization was changed to Nevada.
PART I.

ITEM 1.  BUSINESS.

(a) Business Development

Betting, Inc., was organized under the laws of the State of Missouri on September 1, 1981, as HANDY-
TOP,
INC.  On April 20, 1983, the Articles of
Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the
Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. In addition to changing the company's name, the May
28,1993, amendment to the Articles of Incorporation increased the number of authorized shares of common stock from 40,000 to 10,000,000 and decreased the par value of the common stock from $1.00 per share to $.01 per share. Also on May 28, 1993, Leggoons,
Inc.,
declared a 14-for-1 stock split. Unless otherwise indicated, all share and per share data are reflected on a post split basis throughout this Form 10-KSB.

On June 12, 1996, Leggoons, Inc., transferred all of
its assets and liabilities to a third party
assignee,
under an "Assignment for the Benefit of Creditors"
(the "Assignment").   An Assignment is a business
liquidation device available as an alternative to bankruptcy. The third party assignee, a Nebraska corporation, also named Leggoons, Inc. (the
"Assignee"), will be required to properly, timely, and orderly dispose of all remaining assets for the benefit of creditors. Leggoons, Inc., continued to maintain its' status as a shell corporation.

On February 18, 1997, Leggoons, Inc. entered into an
Agreement to License Assets from Home Point of
Sales,
Inc.(HPOS). HPOS is a privately held corporation focused on the emergence of the Personal Encrypted
Remote Financial Electronic Card Transactions industry. This industry provides consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions.
Management believes the proprietary technology and the large demand for wagering opportunities in today's marketplace will combine to generate substantial sales for Leggoons, Inc., over the medium term.

Thomas S. Hughes, Chairman of HPOS, became Chairman and President of Leggoons, Inc., on March 1, 1997.
He will focus on procedures, policies and state approvals to begin home lottery, off track betting, casino and sports ATM card and SMART card wagering.
A
search is presently being conducted to locate a CEO/COO for the Company. The CEO/COO will assemble a team of professionals to develop the procedures and policies of home ATM card and SMART card wagering.
This development process will include a close focus on the political and the instant taxation of home winnings issues associated with home ATM card and SMART card wagering.

Thomas S. Hughes, Chairman of HPOS, will remain as
Chairman and President of the Leggoons, Inc.
Leggoons, Inc., intends to seek shareholder ratification of its name change from Leggoons, Inc.
to Betting, Inc.

(b) Business of Issuer

Betting, Inc. (the "Company") is positioning itself to facilitate same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators. These transactions are being effected with electronic equipment that allows self service pay per play and no actual communications between the player and the gaming operator. These types of transactions will be originating from homes, offices, and public walk in locations. The Company will act as the interface that will communicate data to the gaming operators, receive back their acknowledgment of the transaction and then pass on this gaming acknowledgment to the bank host processing center that has been standing by for this information and has already completed the bank authorization of the pay per play transaction.

The business model of the Company is to receive a fee per transaction paid to Betting, Inc. by the bank host processing center at the moment of the transaction. In general, this fee will be from between 2% to 6% of the wager placed on a pay per play or a $6 flat fee in the case of an account being opened.

The internet gaming industry is an industry that has developed significantly in recent years. The internet gaming industry as a whole is under increasing governmental scrutiny as the industry develops. It is possible that at some point in the future there could be legislation against gambling on the internet or other similar methods.

Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which are sold to better specialty and department stores nationwide under the brands:
Leggoons, CPO by Leggoons, John Lennon Artwork
Apparel and Snooggel. On January 19, 1996, Leggoons,
Inc., entered into a Licensing Agreement with Robert
Tamsky, a former director and employee of the Leggoons, Inc. Pursuant to the terms of the Licensing Agreement, the Leggoons, Inc., granted Mr.
Tamsky effective January 1, 1996, the right to use the LEGGOONS trademark in connection with the design, production, marketing, sales and sublicensing of all clothing, wearing apparel and accessories bearing the
"LEGGOONS" symbol. This right will continue until December 31, 1998, and may be extended thereafter each year for an additional year. In consideration for the license, Mr. Tamsky, according to the Licensing Agreement, shall pay to the Leggoons, Inc.
a royalty of five percent of the net sales of "LEGGOONS" products.

Also on January 19, 1996, the Leggoons, Inc.,
adopted
a formal plan to discontinue the designing, selling,
manufacturing and distribution of its apparel
products.  As part of such plan, Leggoons, Inc.,
discontinued production on April 30, 1996, and
intended to either sell or liquidate the operations
within twelve months of that date.  On June 12,
1996,
Leggoons, Inc., transferred all of its assets and
liabilities to a third party 	assignee, under an
"Assignment for the Benefit of Creditors." Included in the Assignment were the rights and obligations of the Licensing Agreement.

Item 2.  Description of Property.

Not Applicable

Item 3.  Legal Proceedings.

Not Applicable

Item 4.  Submission of Matters to a Vote of Security
Holders.

Not Applicable

PART II.

Item 5.  Market for Common Equity and Related
Stockholder Matters.

(a) Market Information

The Common Stock is traded in the over-the-counter market and the range of closing bid prices shown below is as reported by the OTC Bulletin Board. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended August 31, 1998


High
Low



First Quarter
   0.12
    0
Second Quarter
   0.08
    0
Third Quarter
   0.15
  0.03
Fourth Quarter
   0.20
  0.06




Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended August 31, 1997


High
Low



First Quarter
    8
 5.875
Second Quarter
 8.125
 7.625
Third Quarter
0.8125
0.0625
Fourth Quarter
0.5625
  0.06

(b) Holders of Common Equity

As of August 31, 1998, the Company estimates there were 400 beneficial shareholders of the Company's
Common Stock.

(c)  Dividends

The Company has not declared or paid a cash dividend to stockholders since it became a "C" corporation on
November 18, 1993. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Item 6.  Management's Discussion and Analysis of
Financial Condition and Results of Operations.

Comparison of Fiscal 1998 and 1997

The loss for the year ended August 31, 1998, was $196,968. The Company recognized $0 in revenue while preparing the setup of the Company to commence operations as a facilitator of same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators. The loss was due to consulting fees of $122,020 and general and administrative expenses of $74,948.

During the period September 1, 1996, through
February
28, 1997, the Company was operating as Leggoons, Inc.
(a public shell available for merger or
acquisition).
 During this six month period the net loss from continuing operations was $35,912. This loss was due to general and administrative expenses of $35,912.
The primary general and administrative expenses incurred during the six month period ended February
28, 1997, were legal expenses related to the HPOS license agreement, accounting fees for the audit of Leggoons, Inc., financial statements as of and for the year ended August 31, 1996, and stock expenses required to maintain Leggoons, Inc., public shell status. During the period March 1, 1997, through August 31, 1997, the Company was maintaining operations as Betting, Inc. During this six month period the net loss from continuing operations was $1,663,533. This loss was due to operating expenses of $1,663,533. The operating expenses were consulting fees of $565,740, research and development expenses of $450,331, software development costs of $507,600 and general and administrative expense of $139,862.

Liquidity and Capital Resources

During the period September 1, 1997, through August
31, 1998, the Company issued 6,441,000 shares of common stock for services rendered and payments on accounts payable and due to stockholder. For the shares of common stock issued for services rendered and payments on accounts payable during the period
September 1, 1997, through August 31, 1998, the following valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value" of the 1,369,000 unrestricted common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 2,322,000 restricted common shares issued. Common shares that were issued and for which no performance was received, 2,750,000 shares, were valued at par value,
$.01 per share. For the 2,750,000 shares of common stock issued for which no performance was received a stop has been placed on the stock certificates with the Company's stock transfer agent.

The financial value of the common stock issued for no cash consideration is required to be expensed by the Company. The "fair market value" of such common stock issued, $153,160, has primarily been expensed as $122,020 in consulting fees and $31,140 in general and administrative expenses during the year ended
August 31, 1998. Some of the common stock shares issued were registered with the Securities and Exchange Commission using Form S-8 Registration
Statements.

During the six month period from September 1, 1996, through February 28, 1997, Leggoons, Inc., principal stockholder, James S. Clinton, provided the operating capital needed to fund operations. During the six month period from March 1, 1997, through August 31,
1997, operations were funded via advances from HPOS and by issuing common stock for funds and services rendered. During the period March 1, 1997, through August 31, 1997, the Company issued 4,710,234 shares of common stock for services rendered. For the 2,999,734 shares of common stock issued for services rendered during the period March 1, 1997, through May
31, 1997, the following valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value" of the 520,000 unrestricted common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 1,725,734 restricted common shares issued. Common shares that were issued and for which no performance was received, 754,000 shares, were valued at par value, $.01 per share. For the 1,710,500 shares of common stock issued for services rendered during the period
June 1, 1997, through August 31, 1997, an average closing stock price of $.20 was used to determine
"fair market value" of each share issued so that a financial value could be assigned to the stock issuance transactions..

The financial value of the common stock issued for no cash consideration is required to be expensed by the Company. The "fair market value" of such common stock issued, $1,297,805, has primarily been expensed as $304,240 in consulting fees, $445,128 in research and development costs, $500,000 in software development costs and $48,437 in general and administrative expenses during the year ended August
31, 1997. Some of the common stock shares issued were registered with the Securities and Exchange
Commission using Form S-8 Registration Statements.

The common shares of stock issued for noncash consideration were, in some cases, given for past services rendered to HPOS in developing its' product.

The management of the Company is continuing its search for additional private investors to provide the funds needed to fund day to day operations. It is also the goal of management to register and complete additional public stock offerings of its common stock.

The Company has an accumulated deficit of $5,467,602.
The Company's losses from operations and inability to generate sufficient cash flow from normal operations to meet its obligations as they come due raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue in existence is dependent upon future developments, including obtaining financing and achieving a level of profitable operations sufficient to enable it to meet its obligations as they become due.

Plan of Operations

The plan of the Company is to establish partners in countries including, but not limited to, the United
Kingdom, China, Mexico, Australia and South Africa with the stated goal being the establishment of the wagering gate between the bank hosts in that country and the gaming operators. The second phase will be the connection between the various countrys' Company wagering gates so that same day per play between countries will be possible.

Establishing the wagering gate presence involves the linking of Betting, Inc. to both the gaming operators and the bank hosts. In effect, the Company will be a data host processing center whose business is the passing of messages back and forth between the bank hosts and the gaming operators.

The Company is currently satisfying its cash requirements by issuing Betting, Inc. common stock for services rendered. The Company intends to issue
Betting, Inc. common stock at some point in the future to satisfy a $237,000 obligation to the designer and developer of the Merchant Response
Software used with the Company's hardware products.
The $237,000 obligation is included in accounts payable at August 31, 1998.

On May 22, 1996, Leggoons, Inc., entered into an
Addendum to the Stock Purchase Agreement it initially entered into on September 5, 1995, with Infinitron
Investments International, Inc. of Vancouver B.C.
("Infinitron"). Pursuant thereto 100% of the shares of common stock of Infinitron would be exchanged for approximately 4,797,500 shares of common stock of Leggoons, Inc., which would represent approximately
95% of the post-split Leggoons, Inc., outstanding common stock. The Addendum provided, among other things, that Leggoons, Inc., would use its best efforts to obtain SEC clearance of its proxy statement by July 22, 1996, and Infinitron will use its best efforts to fully cooperate with Leggoons, Inc., in obtaining such clearance.

On July 3, 1996, counsel for Infinitron informed
Leggoons, Inc., that Infinitron does not  intend to
proceed with the transactions contemplated by the
Stock Acquisition Agreement.   Counsel for
Infinitron
stated that the basis for that action was that he
	noted "a number of irregularities in the relationships and dealings among the principals of Leggoons and Infinitron, " however he did not provide any specifics relating to that allegation.
Leggoons,
Inc., believes these claims to be baseless and without merit.

Settlement negotiations have been completed, including verbal approval by Infinitron and Leggoons,
Inc., of the settlement documents. Generally, under the terms of the settlement, Leggoons, Inc.
shareholders are to receive 186,721 shares of Infinitron common stock, which represents approximately 3% of Infinitron's outstanding shares of common stock on August 5, 1996. The 186,721 shares of common stock of Infinitron will be held for the benefit of the Leggoons, Inc., stockholders as their "loss of the bargain" under the proposed merger.

As of March 31, 1999, the settlement agreement has not been executed by all parties. If, and when, this settlement agreement is executed the Company will be able to determine how any proceeds of the settlement agreement affect its plan of operations for the next twelve months. There can be no assurance that a settlement agreement will be executed and the shareholders will receive any proceeds.

Year 2000 Issue

Most companies have computer systems that use two digits to identify a year in the date field (e.g.
"99" for 1999). These systems must be modified to handle turn-of-the century calculations. If not corrected, systems failures or miscalculations could occur, potentially causing disruptions of operations, including, among other things, the inability to process transactions or engage in other normal business activities. This creates potential risk for all companies, even if their own computer systems are
Year 2000 compliant.

The Company is in the process of developing an ongoing program of communication with suppliers and vendors to determine the extent to which those companies are addressing Year 2000 compliance issues.
 There can be no assurance that the Company will be able to develop a contingency plan that will adequately address issues that may arise in the Year
2000.

In 1999, a contingency plan will be developed in the event key or critical suppliers or vendors are unable to meet the Year 2000 compliance. The timeframe for completing or documenting contingency plans has not been finalized.

The Company's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on the Company's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

Item 7.  Financial Statements.

	Financial statements as of and for the year ended August 31, 1998, and for the year ended
August 31, 1997 are presented in a separate section of this report following Part IV.

Item 8.  Changes in and Disagreements with
Accountants on Accounting and Financial Disclosure.

Not Applicable

PART III.

Item 9.  Directors, Executive Officers and
Compliance
With Section 16(a) of the Exchange Act.

(a)  Directors and Executive Officers

Thomas S. Hughes, President/Director.

Mr. Hughes, Age 52, has been President of the
Company
since March 1997. From 1993 to the present, he has also served as the President of Electronic
Transactions & Technologies ("ET&T"), a privately held Nevada corporation which developed terminals for wireless home and internet applications.

Jack M. Hall, Secretary/Director.

Mr. Hall, age 72, founded and is currently President of Hall Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the Company.

Diane Hewitt, Treasurer/Director.

Ms. Hewitt, age 51, has been an interior designer since 1991. Currently she owns and manages her own firm, D. Diane Hewitt Designs. This firm's expertise is churches and employs a staff of five people. Ms.
Hewitt currently devotes approximately 25 hours per week in working with the Company's image development and consulting with the Company's advertising firm.
(b) Compliance with Section 16(a) of the Exchange
Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding 10% or more of the Company's common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's common stock with the Securities and Exchange Commission. The Company is unaware that any required reports were not timely filed.

Item 10.  Executive Compensation.
The following table sets forth information concerning compensation paid by BETTING, INC. for services rendered during fiscal year 1998, 1997, and 1996 for the Chief Executive Officer and for each of the Company's other executive officers whose annual salary and bonus exceeds $100,000.

Summary Compensation Table

Name
and
Princi
pal
Positi
on
Year
Sala
ry
($)
Bonu
s
($)
Othe
r
($)
Stoc
k
($)
SARs(#
) ($)
Optio
ns/
($)
Compensat
ion
Thomas
Hughes
1998
-0-
-0-
-0-
-0-
-0-
-0-
-0-
Thomas
Hughes
/
1997
-0-
-0-
-0-
375,
000
-0-
-0-
-0-
James
S.
Clinto
n,
Presid
ent
and
Chief
Execu-
tive
Office
r
1996
-0-
-0-
-0-
-0-
-0-
-0-
-0-

Perquisites and other personal benefits are omitted because they do not exceed either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

Item 11.  Security Ownership of Certain Beneficial
Owners and Management.

The following table sets forth, as of August 31, 1998, the beneficial ownership of the Company's
Common Stock by each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of the Company's
Common
Stock.

Name and Address of
Beneficial Owner
Amount and Nature
of Beneficial
Ownership
Percent of
Class
James S. Clinton
30 Ginger Cove Road
Valley, NE  68064
1,417,0001
18.0%
Thomas S. Hughes
31310 Eaglehaven
Circle
Rancho Palos
Verdes, CA 90275
1,000,000
12.7%

1On January 24, 1996, Mr. Larry Langston entered into an Option Agreement with Steven Walters, a former officer and director of Leggoons, Inc., which grants
Mr. Walters an option to purchase 261,500 of Mr.
Langston's common stock shares. The option price is $100,000, the option may not be exercised prior to November 23, 1996, and expires on July 24, 1997.
Mr.
Walters, in turn, has assigned the right to purchase
130,750 of such shares to the Claude E. Clinton
Family Trust for which Mr. Clinton, an officer and director of Leggoons, Inc., acts as Trustee (Mr.
Clinton is not the beneficiary of the trust but has the right to vote the shares) in consideration of $50,000 cash and a loan to Mr. Walters in the amount of $50,000. The option was exercised by Mr.
Walters.
 However, the shares are not included in the total shares for James S. Clinton due to the additional shares being issued after August 31, 1998.

The following table shows, as of August 31, 1998, certain information with respect to BETTING, INC.
Common Stock beneficially owned by directors and executive officers of the Company. Unless otherwise noted, all shares are owned directly or indirectly with sole voting and investment power.

Name and Address of
Beneficial Owner
Amount and
Nature of
Beneficial
Ownership
Percent of
Class
Thomas S. Hughes
31310 Eaglehaven
Circle
Rancho Palos Verdes,
CA 90275
1,000,000
12.7%
All officers and
directors as a group
(1 individual)
1,000,000
12.7%

1Shares reported include shares owned by spouses of officers and directors. No options to acquire any BETTING, INC. common stock are owned by any officer or director.

Item 12.  Certain Relationships and Related
Transactions.

During the past two fiscal years, certain transactions which occurred between the Company and its officers and directors are set forth below.
With
respect to each such transaction, the Company believes that the terms of each transaction were approximately as favorable to the Company as could have been obtained from an unrelated third party:

(1) The Company utilized cash accounts maintained by
ET&T to fund day to day operations of the Company over the period of March 1998 through September
1998.
 At August 31, 1998, the net result of these transactions is a payable to ET&T of $18,969.

 (2)  The Company issued 1,000,000 shares of
restricted common stock to Thomas S. Hughes during May 1997 in exchange for service rendered to the Company. The Company did not receive any cash consideration for this common stock issuance and has treated this as an expense to the Company of $375,000.

(3) On February 18, 1997, Leggoons, Inc. entered into an Agreement to License Assets from Home Point of Sales, Inc.("HPOS") (now known as ET&T) (this agreement is incorporated by reference at Exhibit
10.1 to this Form SB-2). ET&T is a privately held corporation 70% owned by Thomas S. Hughes, President of the Company, which is focused on the emergence of the Personal Encrypted Remote Financial Electronic
Card Transactions industry (although this agreement was entered into prior to Mr. Hughes becoming affiliated with the Company, it is included here since certain of the conditions under that agreement have not been completely fulfilled, as discussed below).

The assets included under this agreement are the following: (a) The name "Betting, Inc.", as trademarked by HPOS; (b) The Wagering Gate (receive incoming data transfer commands from the Host Center and other competitive Host Centers who have received
ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the HPOS Secure
Computer Keyboard or over the telephone through the HPOS stand alone Infinity unit); (c) the specific application of Wagering with an ATM card or SMART card with the Secure Computer Keyboard (any other uses of the Secure Computer Keyboard, such as Bill
Pay or Impulse Purchase that are not Wagering transactions, are not included); (d) the HPOS developed Merchant Response Software for the specific application only of transacting Off Site ATM and Smart card Wagering through the Wagering Gate; and
(e) HPOS' interest in the use of and revenue from the
HPOS Personal Encrypted Remote Financial Electronic
Card transaction relating to the Wagering Business in all HPOS partner countries.

Under terms of this licensing agreement, the Company is to issue 2,900,000 shares of restricted common stock to HPOS in exchange for licensing home ATM card and SMART card wagering technology developed by HPOS.
 Of this amount, 2,755,000 shares were placed in escrow subject to cancellation on February 10, 1998, in the event the bid price of the common stock of the
Company is not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or NASDAQ's Small
Cap Market from the date of the agreement through February 10, 1998 (this escrow agreement is incorporated by reference at Exhibit 10.2 to the Form
SB-2).

As of the date of this Form 10-KSB, the terms of the Licensing Agreement have not been met by the Company.
 However, the Company has entered into amendment(s) of the original agreement that provide for an extension of the cancellation deadline from February
10, 1998, to September 1, 1999, subject to certain conditions specified in the agreement. All conditions set forth in the original agreement need to be met on or before September 1, 1999.

The License Agreement also provides that in the event that the bid price for the common stock of the Company is more than $3.00 per share for any twenty consecutive day period, then HPOS shall have the option to purchase up to 13,822,000 additional shares of the Company common stock at an exercise price of $.30 per share.

	(4) On April 28, 1997, the Company entered into a Host Processing Agreement with ET&T for the purpose of having ET&T act as the bank host processing for all Company transactions that are sent by terminals that read credit cards or ATM cards (this agreement is incorporated by reference at Exhibit 10.3 to this Form SB-2). ET&T is to charge the Betting, Inc. a fee of $0.25 per transaction or 2.5% of the wager being sent by Betting, Inc. to gaming operators.
These transactions are to originate from globally placed Betting, Inc. equipment and/or Betting, Inc.
licensed operators.

(5)  On March 27, 1998, the Company entered into a
License Agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions (this agreement is incorporated by reference at Exhibit 10.4 to this Form SB-2). This licensing supplements the technology licensed under the Agreement date
February
18, 1997. This agreement states that ET&T licenses the following ET&T products to Betting, Inc. for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:

The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.

The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.

The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.

The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.

Each ET&T product is exclusively licensed to Betting,
Inc. on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each. The duration of the exclusive license is 20 years. The licensing fee is to be paid by the Company at the rate of $30,000 per month; however, under the terms of this License Agreement, this fee is not due and payable until the technology for a particular product covered by the license has been perfected and is ready for public use. As of the date of this Form
10-KSB, none of the products covered by the License
Agreement had been perfected, and, therefore, no licensing fee is required to be paid at this time
(when this does occur, a statement to that effect will be placed in a future report filed by the Company).

PART IV.

ITEM 13. Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

(a) Index to Financial Statements and Schedules
Page

Report of Independent Accountants
16

Balance Sheets of the Company as
of August 31, 1998 and August 31, 1997
17
Statements of Operations for the year ended
August 31, 1998, the year ended August 31,
1997, and the year ended August 31, 1996 .. . . . 18

Statement of Shareholders' Equity (Deficiency)
for the year ended June 30, 1998, the year
ended June 30, 1997, and the year ended
June 30, 1996                                     19

Statements of Cash Flows for the year ended
June 30, 1998, the year ended June 30, 1997,
and the year ended June 30, 1996 .                20

Notes to Financial Statements                     21

(b) Reports on Form 8-K. There are no reports on Form 8-K filed during the last quarter of the fiscal year covered by this report.

(c) Exhibits included or incorporated by reference herein: See Exhibit Index

                      SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eConnect (formerly known as Betting, Inc.)



Dated: August 6, 1999

By: /s/ Thomas S, Hughes
Thomas S. Hughes, President

Pursuant to the requirements of the Securities Act of
1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature

  Title
        Date

/s/ Thomas S.
Hughes
Thomas S. Hughes


President, Chief
Executive Officer,
Director

August 6, 1999

/s/ Jack M. Hall
Jack M. Hall


Director

August 6, 1999

/s/ Diane Hewitt
Diane Hewitt


Director

August 6, 1999


          George Brenner

CERTIFIED PUBLIC ACCOUNTANT
                                         9300
WILSHIRE BOULEVARD, SUITE 490
                                             BEVERLY
HILLS CALIFORNIA 90212

        AUDITOR'S REPORT
Board of Directors
Betting, Inc.
Rancho Palos Verdes

I have audited the accompanying balance sheet of Betting, Inc. as of August 31, 1998 and the related statements of operations, changes in stockholders' equity, (deficit), and cash flows for the years ended
August 31, 1998 and 1997. These financial statements are the responsibility of the Company's management.
My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Betting, Inc. as of August 31, 1998, and the results of its operations and its cash flows for the years ended August 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 8A
("Continued Existence") to the financial statements, the Company's recurring losses from operations and inability to generate sufficient cash flow from normal operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

As discussed in Note 8B ("Common Stock Issued in
Excess of Authorized Shares") the Company is attempting to convert excess shares of common shares issued to preferred shares. The effect, if any, of this uncertainty on the future operations of the Company cannot presently be determined.
Very truly yours,



/s/ George Brenner
George Brenner, CPA

April 7, 1999
Beverly Hills, California

BETTING, INC.
(formerly Leggoons, Inc.)
BALANCE SHEETS


August 31, 1998
ASSETS

Current Assets:

Cash
$0
Total current assets
0
Total Assets
$0
LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities:

Accounts payable
$283,971
Due to related party
18,969
Commissions payable
21,400
Total current liabilities
324,340
Contingencies (Note 8)

Stockholders' Equity
(Deficit):

Common stock, $.01 par value,
authorized 10,000,000 shares;
issued and outstanding,
14,284,234 (Note 8b)
142,842
Preferred stock, $.01 par
value, authorized 5,000,000
shares; issued and
outstanding - none (Note 8b)

Additional paid-in capital
5,000,420
Accumulated deficit
(5,467,602)
Total stockholders' equity
(deficit)
(324,340)
Total Liabilities and
Stockholders' Equity
(Deficit)
$0


See accompanying notes to financial statements and accompanying auditor's report

BETTING, INC.
(formerly Leggoons, Inc.)
STATEMENTS OF OPERATIONS





Year Ended
August 31, 1998
Year Ended
August 31,
1997
Revenue
$0
$0
Operating Expenses (Note 4)


Consulting Fees
122,020
565,740
General and Administrative
Expenses
74,948
175,774
Research and Development
Expenses
0
450,331
Software Development Costs
0
507,600
Total Operating Expenses
(196,968)
(1,699,445)
Net Loss (Note 1)
$(196,968)$
(1,699,445)
Net Loss per Common Share
$(.02)
$(.41)
Weighted Average Common
Shares Outstanding
10,994,465
4,106,620


See accompanying notes to financial statements and accompanying auditor's report

BETTING, INC.
(formerly Leggoons, Inc.)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


Number
of
common
shares
Par
value
Preferre
d stock
Additiona
l paid-in
capital
Accumulate
d deficit
Stockholders
' equity
(deficit)
Balance at August
31, 1996
2,787,0
00
27,870
0
3,522,792
(3,571,189
)
(20,527)
Issuance of
346,000 shares of
Common stock at
$.25 per share
(Cash Transaction)
346,000
3,460
0
82,040
0
85,500
Issuance of
2,999,734 shares
of  Common stock
(1) (Non-Cash
Transactions)
2,999,7
34
29,997
0
925,708
0
955,705
Issuance of
1,710,500 shares
of Common stock at
$.20 per share
(Non-Cash
Transactions)
1,710,5
00
17,105
0
324,995
0
342,100
Net loss
0
0
0
0
(1,699,445
)
(1,699,445)
Balance at August
31, 1997
7,843,2
34
$78,432
$0
$4,855,53
5
($5,270,63
4)
($336,667)
Issuance of
6,441,000 shares
of  Common stock
at various $ per
share [1] (Non-
Cash Transactions)
6,441,0
00
64,410
0
144,885
0
209,295
Net loss
0
0
0
0
(196,968)
(196,968)
Balance at August
31, 1998
14,284,
234
$142,842
$0
$5,000,42
0
($5,467,60
2)
($324,340)


(1) S-8 common shares valued at market value on day of issuance; Restricted common shares valued at market value on day of issuance less 50% discount;
Common shares for which no performance was received valued at par value of $.01 per common share.

See accompanying notes to financial statements and accompanying auditor's report
BETTING, INC.
(formerly Leggoons, Inc.)
STATEMENTS OF CASH FLOWS


Year Ended August
31, 1998
Year Ended August
31, 1997
Operating Activities


Continuing operations:


Net loss (Note 7)
$(43,808)
$(401,640)
Changes in assets and
liabilities:


Accounts payable
21,793
270,839
Commissions payable
3,001
18,399
Cash Used in Operating
Activities
(19,014)
(112,402)
Financing Activities


Continuing operations:


Proceeds from additional
borrowings from stockholder
18,969
26,947
Proceeds from issuance of
common stock
0
85,500
Cash Provided by Financing
Activities
18,969
112,447
Net Increase (Decrease) in
Cash
(45)
45
Cash at Beginning of Year
45
0
Cash at End of Year
$0
$45

Supplemental Disclosures:

The Company paid $0 and $0 for interest for the years ended August 31, 1998 and 1997, respectively. The following summarizes noncash investing and financing transactions:

Year Ended August 31,
1998
Issuance of 5,341,000 shares of common stock for
services
rendered
$153,160
Issuance of 750,000 shares of common stock for
payment on
due to stockholder
35,135
Issuance of 350,000 shares of common stock for
payment on
accounts payable
21,000
Year Ended August 31,
1997
Issuance of 4,710,234 shares of common stock for
services
rendered
$1,297,805

See accompanying notes to financial statements and accompanying auditor's report

BETTING, INC.
(formerly Leggoons, Inc.)
NOTES TO FINANCIAL STATEMENTS
Years ended August 31, 1998 and 1997

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

ORGANIZATION

Betting, Inc. (the "Company") is positioning itself to facilitate same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators. These transactions are being effected with electronic equipment that allows self service pay per play and no actual communications between the player and the gaming operator. These type of transactions will be originating from homes, offices, and public walk in locations. The Company will act as the interface that will communicate data to the gaming operators, receive back their acknowledgment of the transaction and then pass on this gaming acknowledgment to the bank host processing center that has been standing by for this information and has already completed the bank authorization of the pay per play transaction. The business model of the Company is to receive a fee per transaction paid to Betting, Inc. by the bank host processing center at the moment of the transaction. In general, this fee will be from between 2% to 6% of the wager placed on a pay per play or a $6 flat fee in the case of an account being opened. The Company has many characteristics commonly associated with a development stage company. A development stage company devotes substantially all of its efforts to establishing a new business and its planned principal operations either (a) have not commenced or (b) have commenced, but have not produced any significant revenue. However, due to the company's previously established operation as a public shell, a development stage company presentation is not appropriate for these financial statements.

Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which were sold to better specialty and department stores nationwide under the brands:
Leggoons, CPO by Leggoons, John Lennon Artwork
Apparel and Snooggel. On January 19, 1996, Leggoons,
Inc., adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products. As part of such plan, Leggoons, Inc., discontinued production on April 30,
1996, and intended to either sell or liquidate the operations within twelve months of that date. On
June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment for Benefit of Creditors." An
Assignment is a business liquidation device available as an alternative to bankruptcy. The third party assignee, a Nebraska corporation named Leggoons, Inc.
II, is required to properly, timely and orderly dispose of all remaining assets for the benefit of creditors. Leggoons, Inc., continued to maintain its status as a shell corporation.

On February 18, 1997, Leggoons, Inc., entered into an
Agreement to License Assets from Home Point of
Sales,
Inc.(HPOS). HPOS is a privately held corporation focused on the emergence of the Personal Encrypted
Remote Financial Electronic Card Transactions industry. This industry provides consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions.
Management believes the proprietary technology and the large demand for wagering opportunities in today's marketplace will combine to generate substantial sales for Leggoons, Inc., over the medium term.

Under terms of the Licensing Agreement, the Company will issue 2,900,000 shares of restricted common stock to HPOS in exchange for licensing home ATM card and SMART card wagering technology developed by HPOS.
 Of this amount, 2,755,000 shares will be placed in escrow and are subject to cancellation on February
10, 1998, in the event the bid price of the common stock of the Company is not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or NASDAQ's
Small Cap Market from the date of the agreement through February 10, 1998.

As of the date of these financial statements the terms of the Licensing Agreement have not been met by the Company. However, the Company has entered into amendment(s) of the original agreement that provide for an extension of the cancellation deadline from February 10, 1998, to September 1, 1999, subject to certain conditions specified in the agreement. As of the date of these financial statements, none of the conditions have been met. All conditions set forth in the original agreement need to be met on or before
September 1, 1999.

The License Agreement also provides that in the event that the bid price for the common stock of the Company is more than $3.00 per share for any twenty consecutive day period, then HPOS shall have the option to purchase up to 13,822,000 additional shares of the Company common stock at an exercise price of $.30 per share.

Thomas S. Hughes, Chairman of HPOS, became Chairman and President of Leggoons on March 1, 1997. He will focus on procedures, policies and State approvals to begin home lottery, off track betting, casino and sports ATM card and SMART card wagering. The
Company
intends to seek shareholder approval of its name change from Leggoons, Inc. to Betting, Inc.

REVENUE RECOGNITION

Revenue from product sales is recognized upon consummation of a transaction

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, demand deposits, and short-term investments with original maturities of three months or less.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.


STOCKHOLDERS' EQUITY

The following valuation policies were used so that a financial value can be assigned to stock issuance transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value" of unrestricted common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of restricted common shares issued. Common shares that were issued and for which no performance was received were valued at par value, $.01 per share.

EARNINGS (LOSS) PER COMMON SHARE

Net earnings (loss) per common share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Shares issuable pursuant to outstanding stock warrants have been excluded from the computation as the effect is antidilutive. Fully diluted net loss per share for all periods presented is not materially different from primary loss per share.

DEFERRED INCOME TAXES

Deferred income taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes. If it is more likely than not that all or some portion of a deferred tax asset will not be realized, a valuation allowance is recorded. (See
Note 2)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)  INCOME TAXES

Betting, Inc., has unused net operating loss (NOL) carryforwards of approximately $2,800,000 at August
31, 1998, that were generated by Leggoons, Inc. The unused net operating losses expire in various amounts from 2009 to 2012. However, due to change of ownership rules of section 382 of the Internal
Revenue Code some or all of these NOL carryforwards may be unavailable to offset any future income of Betting, Inc. The Company generated losses of approximately $1,658,000 during the six month period ended August 31, 1997, and losses of approximately
$197,000 during the year ended August 31, 1998.
These losses, totaling $4,655,000 may not qualify as federal and state NOL carryforwards due to the possible nondeductibility of the noncash service costs incurred and the change of ownership rules of section 382 of the Internal Revenue Code.  The
Company provides an allowance for the entire amount of any deferred tax assets that are applicable to the
NOL.

(3)  COMMON STOCK WARRANTS

The Company had outstanding warrants to purchase approximately 900,000 shares of common stock. The warrants were exercisable at $3.75 per share and expired on November 18, 1997.

(4)  STOCKHOLDERS' EQUITY (DEFICIT)

During the period September 1, 1997, through August
31, 1998, the Company issued 6,441,000 shares of common stock for services rendered and payments on accounts payable. For the shares of common stock issued for services rendered during the period
September 1, 1997, through August 31, 1998, the following valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value" of the 1,369,000 unrestricted common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 2,322,000 restricted common shares issued. Common shares that were issued and for which no performance was received, 2,750,000 shares, were valued at par value,
$.01 per share. For the 2,750,000 shares of common stock issued for which no performance was received a stop has been placed on the stock certificates with the Company's stock transfer agent.

For the period September 1, 1997, through August 31,
1998, the financial value of the common stock issued for no cash consideration is required to be expensed by the Company. The "fair market value" of such common stock issued, $153,160, has primarily been expensed as $122,020 in consulting fees and $31,140 in general and administrative expenses during the year ended August 31, 1998. Some of the common stock shares issued were registered with the Securities and
Exchange Commission using Form S-8 Registration
Statements.

During the period March 1, 1997, through August 31,
1997, the Company issued 4,710,234 shares of common stock for services rendered. For the 2,999,734 shares of common stock issued for services rendered during the period March 1, 1997, through May 31,
1997, the following valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value" of the 520,000 unrestricted common shares issued; the closing
"market" stock price on the day of each common stock issuance less a 50% discount was used to determine
"fair market value" of the 1,725,734 restricted common shares issued. Common shares that were issued and for which no performance was received, 754,000 shares, were valued at par value, $.01 per share.
For the 1,710,500 shares of common stock issued for services rendered during the period June 1, 1997, through August 31, 1997, an average closing stock price of $.20 was used to determine "fair market value" of each share issued so that a financial value could be assigned to the stock issuance transactions.

For the period September 1, 1996, through August 31,
1997, the financial value of the common stock issued for no cash consideration is required to be expensed by the Company. The "fair market value" of such common stock issued, $1,297,805, has primarily been expensed as $304,240 in consulting fees, $445,128 in research and development costs, $500,000 in software development costs and $48,437 in general and administrative expenses during the year ended August
31, 1997. Some of the common stock shares issued were registered with the Securities and Exchange
Commission using Form S-8 Registration Statements.

(5)  RELATED PARTY TRANSACTIONS

COMMON STOCK ISSUED

The Company issued 1,000,000 shares of restricted common stock to Thomas S. Hughes during the year ended August 31, 1997. The Company did not receive any cash consideration for this common stock issuance and was valued at $375,000. See Note (4).

The Company issued 286,234 shares of restricted common stock to former associates of Thomas S.
Hughes
at a company called Betts, Inc. The restricted common shares were valued at $41,864.

TRANSACTIONS WITH HPOS

The Company utilized cash accounts maintained by HPOS to fund day to day operations of the Company.
Thomas
S. Hughes is the Chairman of both the Company and HPOS. At August 31, 1998, the net result of these transactions is a payable to HPOS of $18,969.

DUE TO STOCKHOLDER

The Company had a due to stockholder payable to James
S. Clinton, former Chairman of Leggoons, Inc., in the amount of $35,135 for advances made to Leggoons, Inc., prior to March 1, 1997. This was paid in full by the issuance of 750,000 shares of restricted common stock during the year ended August 31, 1998.

(6)  FOURTH QUARTER ADJUSTMENTS (UNAUDITED)

In the fourth quarter of 1998 and 1997, the Company recorded adjustments that increased its net loss by approximately $27,500 and$1,558,000, respectively.
These adjustments were primarily related to the issuance of common stock for no cash consideration.

(7) CASH FLOW AND INCOME STATEMENT RECONCILIATION

The following reconciles noncash financing transactions for the years ended August 31, 1998 and August 31, 1997:


1998
1997
Net loss from Continuing Operations
$43,808
401,640
Issuance of common stock for Consulting
Fees and General and Administrative
Expenses
153,160
1,297,805
Income Statement Net Loss
$196,968
$1,699,44
5

(8) CONTINGENCIES

(A) CONTINUED EXISTENCE

The Company's financial statements are presented on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has shown a significant loss from operations and has negative working capital and a stockholders' deficit.
 This raises substantial doubt about the Company's ability to continue.

The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining additional debt financing and equity capital and ultimately upon achieving profitability. While pursuing additional debt and equity funding, the Company must continue to operate on limited cash flow. Management is committed to developing the product and continues to receive small amounts of funding from private investors. It is the goal of management to receive additional funding from an additional public offering of its common stock within twelve months.

There is no assurance that the Company can achieve the profitability and positive liquidity discussed above. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(B) COMMON STOCK ISSUED IN EXCESS OF AUTHORIZED
SHARES

During the year ended August 31, 1998, the Company issued a total of 6,441,000 shares of common stock.
This has resulted in the total issued common shares exceeding the 10,000,000 common shares authorized by 4,284,234 common shares. Most of these shares were to have been preferred stock. Due to an error that was discovered after the close of the year, however, all of the shares were issued as common shares, resulting in the Company issuing more common shares than its articles of incorporation authorize. The
Company is in the process of "recalling" these certificates totaling 4,550,000 shares and replacing them with preferred certificates. The net result will not be significantly different. Holders of preferred shares will have a priority over common stockholders with respect to dividends and liquidation rights, but no dividends are required or anticipated. The preferred stockholders will have voting rights equal to those of the common stockholders. The stockholders' equity (deficit) section of the balance sheet then would be restated as follows to take into account the preferred stock:


August 31,
1998
Proforma
Adjustment
Restated
August 31,
1998
Stockholders' Equity
(Deficit):



Common stock, $.01 par
value, authorized
10,000,000 shares;
issued and outstanding,
9,734,234
$142,842
$(45,500)
$97,342
Preferred stock, $.01
par value, authorized
5,000,000 shares; issued
and outstanding -
4,550,000
0
45,500
45,500
Additional paid-in
capital
5,000,420
0
5,000,420
Accumulated deficit
(5,467,602)
0
(5,467,602)
Total stockholders'
equity (deficit)
$(324,340)
$0
$(324,340)

(9) SUBSEQUENT EVENTS (UNAUDITED)

CONSENT DECREE ENTERED WITH SECURITIES AND EXCHANGE
COMMISSION

The Company has not, to the date of this report, filed necessary quarterly or annual reports with the United States Securities and Exchange Commission
(the
"SEC") since May 31, 1998. This constitutes a violation by the Company of a provision of the Securities Exchange Act of 1934, as amended. The
Company entered into a consent decree with the SEC by which the Company agreed to file all necessary reports by April 9, 1999, and agreed to file all required reports with the SEC on a timely basis in the future.

             EXHIBIT INDEX

Number
      Exhibit Description

3.1	Leggoons, Inc. Articles of Incorporation and
Amendments, incorporated by reference to Exhibit 3.1
of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.

3.2	Leggoons, Inc. Bylaws Amended, incorporated by
reference to Exhibit 3.2 of Leggoons, Inc.
Registration Statement on Form S-1 filed on October
28, 1993.

4	Class A Warrant Agreement, incorporated by
reference to Exhibit 4.2 of 	Leggoons, Inc.
Registration Statement on Form S-1 filed on October
28, 1993.

10.1	Agreement to License Assets (incorporated by
reference to Exhibit 10.16 to the Form 8-K filed on February 25, 1997).

10.2	Escrow Agreement (incorporated by reference to
Exhibit 10.17 to the Form 8-K filed on February 25,
1997).

10.3	ET&T Host Processing Agreement (see below).

10.4	ET&T Licensing Agreement (see below).

27	Financial Data Schedule